Exhibit 99.1
PRESS RELEASE
CEA Industries Inc. Reports First Quarter Fiscal 2027 Financial Results
●Holds 515,544 BNB tokens with a fair value of approximately $302.3 million at July 31, 2026
●Repurchased 1,434,112 shares of common stock for $3.8 million at an average price of $2.63 per share
●Reports first quarter fiscal 2027 net loss of $11.4 million, or $(0.22) per diluted share

LOUISVILLE, CO, September 11, 2026 (GLOBE NEWSWIRE) -- CEA Industries Inc. (Nasdaq: BNC) (“CEA Industries,” “BNC,” or the “Company”), a growth-oriented company focused on managing the world’s largest corporate treasury of BNB, today announced its financial results for the first quarter of fiscal 2027, ended July 31, 2026.

First Quarter Fiscal 2027 Financial Highlights
●Net Loss: Reported a net loss of $11.4 million, or $(0.22) per basic and diluted share. Results were driven primarily by a $15.3 million unrealized loss on digital assets, of which $15.0 million related to BNB, partially offset by a $10.0 million non-cash gain on the change in fair value of warrant liabilities.
●Digital Asset Holdings: At July 31, 2026, the Company held 515,544 BNB tokens (471,346 unrestricted and 44,198 pledged as loan collateral) with a fair value of $302.3 million, unchanged in token count from April 30, 2026. Including BTC and USDT positions, total digital assets had a fair value of $304.5 million and represented 93.1% of total assets.
●Treasury Yield: Generated $0.3 million of Airdrop income within the Binance ecosystem, reflecting a continued moderation in Airdrop, Launchpool and HODLer program activity across the ecosystem.
●Revenue and Gross Profit: Revenue from the Retail and Industry segment was $7.2 million, compared to $7.5 million in the combined prior-year quarter, a decrease of 4.6% driven primarily by the discontinuance of a product line at Fat Panda. Gross profit was $2.0 million, compared to $2.3 million in the combined prior-year period corresponding to the revenue decline.
●Operating Expenses: Total operating expenses were $23.2 million, including the $15.3 million unrealized loss on digital assets described above, $1.4 million of shareholder advisory expenses related to the activism campaign resolved in June 2026 and $1.1 million of management fees under the Asset Management Agreement. The Company does not expect to incur material additional shareholder advisory costs related to the resolved activism campaign.
●Liquidity: Ended the quarter with $7.1 million of cash and cash equivalents, up from $3.1 million at April 30, 2026. The Company drew $15.0 million of USDC under its master loan facility, secured by 44,198 BNB valued at $25.9 million at quarter end, without liquidating core treasury assets. Total debt outstanding was $16.8 million. The Company was in compliance with all debt covenants at July 31, 2026.
●Share Repurchases: During the quarter, the Company repurchased and cancelled 1,434,112 shares of common stock at an average price of $2.63 per share for a total of $3.8 million under its $250 million share repurchase program authorized in September 2025.
●Balance Sheet: Total assets were $327.2 million and total shareholders’ equity was $289.4 million at July 31, 2026. Shares of common stock outstanding were 41,173,850, down from 42,607,962 at April 30, 2026 resulting from the aforementioned share repurchases.

Corporate Governance and Operational Highlights
●Cooperation Agreement with YZILabs: On June 23, 2026, the Company entered into a cooperation agreement with YZILabs resolving the consent solicitation and related activism campaign commenced in November 2025. YZILabs terminated its consent solicitation and withdrew its related demands and is subject to standstill, voting and mutual non-disparagement covenants. The Board was increased to six directors with the appointments of Ling “Ella” Zhang, Alex Odagiu and Matthew Roszak, and the parties agreed to appoint a seventh mutually agreeable director, which remains pending.
●Board and Leadership Evolution: Carly E. Howard was named Chair of the Board effective May 6, 2026. Alex Odagiu has served as Interim President, reporting directly to the Board, since June 23, 2026. On July 22, 2026, David Namdar concluded his service as Chief Executive Officer in accordance with his March 2026 transition agreement, and the Board appointed William B. Miller, Chief Financial Officer, to serve additionally as Interim Principal Executive Officer without additional compensation. The Board formed a chief executive officer search committee on June 29, 2026 and its search is ongoing.
●Nasdaq Listing Compliance: On August 5, 2026, Nasdaq notified the Company that it had regained compliance with Listing Rule 5620(a) following the July 22, 2026 special meeting and that the matter is closed.
●Asset Management Agreement (AMA) Litigation: The Company filed a complaint on May 22, 2026 in the U.S. District Court for the District of Delaware, seeking to void the AMA from inception and, in the alternative, a declaration that the agreement’s liquidated damages provision is an unenforceable penalty, remains pending. The Asset Manager moved to dismiss on July 28, 2026 and the Company filed its opposition on August 14, 2026. The Company has not terminated the AMA and no amount is presently due under that provision.
●Retail Operations: At July 31, 2026, Fat Panda operated 34 retail locations across Central Canada, comprised of 30 Fat Panda branded stores and 4 Electric Fog branded outlets, together with an e-commerce platform and in-house premium e-liquid manufacturing.

Business Outlook
CEA Industries remains committed to the disciplined execution of its BNB digital asset treasury strategy. With the shareholder activism campaign resolved, the Board substantially reconstituted and Nasdaq annual meeting deficiency restored, the Company’s near-term priorities are focused on driving operational and strategic execution and resolving the pending Asset Management Agreement litigation.
The Company intends to continue holding its position as the world’s largest corporate BNB treasury and, when capital allows, may add to its BNB holdings. CEA Industries also plans to continue to evaluate additional treasury management opportunities within the BNB ecosystem, while maintaining a disciplined approach to liquidity, risk management and shareholder value creation.

About CEA Industries Inc.
CEA Industries Inc. (Nasdaq: BNC) is a growth-oriented company that focuses on building category-leading businesses in consumer markets, including building and managing the world’s largest corporate treasury of BNB.
Forward-Looking Statements
This press release contains statements that constitute “forward-looking statements” within the meaning of the U.S. federal securities laws, which reflect our current views with respect to, among other things, our operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “believe,” “expect,” “potential,” “continue,” “may,” “should,” “seek,” “approximately,” “predict,” “intend,” “will,” “plan,” “project,” “target,” “estimate,” “anticipate,” “conviction,” the negative version of these words, other comparable words or other statements that do not relate strictly to historical or factual matters. By their nature, forward-looking statements speak only as of the date they are made, are not statements of historical fact or guarantees of future performance and are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify. BNC’s expectations, beliefs and projections are expressed in good faith and BNC believes there is a reasonable basis for them. However, there can be no assurance that BNC’s expectations, beliefs and projections will result or be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.
The statements in this press release that are not purely historical are forward-looking statements which involve risks and uncertainties. Examples of forward-looking statements include, but are not limited to, statements regarding the Company’s execution of its BNB digital asset treasury strategy, driving operational and strategic execution and resolving the pending Asset Management Agreement litigation, the Company’s position as the world’s largest corporate BNB treasury, the Company’s BNB holdings, treasury management opportunities within the BNB ecosystem, the Company’s expectations with respect to shareholder advisory costs, the Company’s director search, the Company’s CEO search, the Company’s financial condition and liquidity outlook, the Company’s future financial results, share repurchases, strategy, plans, objectives, expectations (financial or otherwise) and growth potential, and the Company’s ability to create shareholder value. BNC wishes to caution readers that these forward-looking statements may be affected by the risks and uncertainties in BNC’s business, as well as other important factors that may have affected and could in the future affect BNC’s actual results and could cause BNC’s actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of BNC. In evaluating these forward-looking statements, readers should consider various risk factors, which include, but are not limited to: volatility in the market price of BNB and other digital assets; the concentration of BNC’s holdings in BNB and of its custody arrangements within the Binance ecosystem; collateral maintenance and repayment obligations under BNC’s master loan facility; the outcome of the AMA litigation, BNC’s non-payment of accrued management fees, and the enforceability of the AMA’s liquidated damages provision; BNC’s ability to appoint a permanent chief executive officer and an additional independent director within the deadlines under the Cooperation Agreement; the previously disclosed material weakness in BNC’s internal control over financial reporting; BNC’s continued compliance with Nasdaq listing requirements; BNC’s ability to finance its current business and proposed future business, including the ability to finance the continued acquisition of BNB; evolving laws, regulations and accounting guidance applicable to digital assets; the future value and adoption of BNB; shareholder activism; outcome of the Company's director and CEO searches; and execution of the Company's BNB digital asset treasury strategy.
Forward-looking statements are subject to numerous conditions and risks, many of which are beyond BNC’s control. In addition, these forward-looking statements and the information in this press release are qualified in their entirety by cautionary statements and risk factor disclosures contained in BNC’s filings with the SEC, including BNC’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and BNC’s subsequent filings with the SEC, as each may be amended or supplemented from time to time. Copies of BNC’s filings with the SEC are available on the SEC’s website at www.sec.gov. BNC undertakes no obligation to update these forward-looking statements for revisions or changes after the date of this press release, except as required by law.

CEA Industries Media Inquiries:
bnc@cw8.co
CEA Industries Investor Relations:
james@haydenir.com